EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
ACC Feed Supplement, LLC	South Dakota

Ag Partners, LLC	Montana

AgFarm Pty Ltd	Australia

AgFarm Unit Trust	Australia

Agri Point Ltd.	Republic of Cyprus

Agro Distribution, LLC	Delaware

Agro Storage d.o.o, a subsidiary of Agri Point Ltd.	Bosnia

Impact Risk Funding Inc., PCC, a subsidiary of CHS Insurance Services, LLC	Washington DC

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Allied Agronomy, LLC	North Dakota

Ardent Mills, LLC	Delaware

Ardent Mills Netherlands Holdings B.V.	Netherlands

Ardent Mills S.a.r.l	Luxembourg

Ardent Mills ULC	Canada

Battle Creek/CHS, LLC	Delaware

Boort Grain Cooperative Ltd	Australia

Bridgeland Agribusiness Solutions Limited Partnership	Canada

Bridgeland Agribusiness Solutions General Partner, Ltd.	Canada

Briggs Crop Nutrients LLC	Indiana

Broadbent Bulk Services Pty. Ltd	Australia

Broadbent CHS Pty. Ltd.	Australia

Broadbent Grain Pty. Ltd.	Australia

CENEX AG, Inc.	Delaware

CENEX Pipeline, LLC	Minnesota

Central Montana Propane, LLC	Montana

Central Plains Ag Services LLC	Minnesota

CF Industries Nitrogen, LLC	Delaware

CHS de Argentina, S.A.	Argentina

CHS North LLC	Minnesota

CHS Agro SA	Argentina

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS AGRONEGOCIO - Industria e Comercio Ltda.	Brazil

CHS Canada Cooperative	Alberta

CHS Canada LP	Alberta

CHS Canada, Inc.	Manitoba

CHS Capital, LLC	Minnesota

CHS Capital Canada, Inc.	Canada

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Country Operations Canada, Inc.	Alberta

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Energy Canada, Inc.	Alberta

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe S.a.r.l	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Luxembourg, S.a.r.l	Luxembourg

CHS Milling Luxembourg, S.a.r.l.	Luxembourg

CHS (Nantong) Cereal & Oil Storage and Transportation Co., Ltd	China

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine, LLC, a subsidiary of CHS Europe S.a.r.l	Ukraine

Omega Terminal, SA, a subsidiary of CHS Europe S.a.r.l	Switzerland

Oregana Co., Ltd., a subsidiary of CHS Europe S.a.r.l	Republic of Cyprus

CHS Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Andali Operacoes Industriais S.A., a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Agritrade Bulgaria Ltd., a subsidiary of CHS Europe S.a.r.l	Bulgaria

CHS Agritrade Hungary Ltd., a subsidiary of CHS Europe S.a.r.l	Hungary

CHS Bermuda GP	Bermuda

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

CHS Hong Kong Limited, a subsidiary of CHS Europe S.a.r.l	Hong Kong

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

CHS (Shanghai) Trading Co., Ltd., a subsidiary of CHS Hong Kong Ltd	China

CHS Insurance Services, LLC	Minnesota

CHS Italy S.r.l.	Italy

CHS Korea, LLC	South Korea

CHS McPherson Refinery, Inc.	Kansas

CHS Pacific Private Limited, a subsidiary of CHS Industries Ltd.	Republic of Singapore

CHS Serbia D.O.O. Novi Sad, a subsidiary of CHS Europe S.a.r.l	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS Spiritwood Fertilizer LLC	Delaware

CHS South Sioux City, Inc.	Delaware

CHS Uruguay SRL	Uruguay

CHS-Brule, Inc	Nebraska

CHS-CFE Co	Illinois

CHS-Farmco, Inc.	Kansas

CHS-GC, Inc.	Colorado

CHS-LCC Co-op	Wisconsin

CHS-Holdrege, Inc.	Nebraska

CHS-M&M, Inc.	Colorado

CHS-Ostrander	Minnesota

CHS-Rochester	Minnesota

CHS-Shipman, Inc.	Illinois

CHS-SLE Land, LLC	Louisiana

CHS-Sub Sycamore, Co.	Illinois

CHS-Sub Whatcom, Inc	Washington

CHS-Valley City	Minnesota

CHS-Wallace County, Inc.	Kansas

Circle Land Management, Inc.	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

CoGrain	Washington

Colorado Retail Ventures Services, LLC	Colorado

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Collins, MT Crop Nutrients LLC	Montana

Consumers Supply Distributing, LLC	Minnesota

Cooperative Agronomy Services	South Dakota

Cornerstone Ag, LLC	Delaware

Crestline Crop Nutrients LLC	Ohio

Cross Country Land Management LLC	Montana

CZL Australia & Japan Pty Ltd	Australia

CZL Ltd.	Japan

Dakota Agronomy Partners, LLC	North Dakota

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

Genetic Marketing Group, LLC	Washington

Global Agri LLC	Ukraine

GTL Resources Limited	England

GTL Resources Overseas Investments Limited	England

GTL Resources USA, Inc.	Delaware

Green Bay Terminal Corporation	Wisconsin

Hamberg, North Dakota Crop Nutrients LLC	Minnesota

IC Grain	Hungary

IGH Insurance Company, IC	Washington DC

Illinois River Energy, LLC	Delaware

Imperial Valley Terminal, LLC	Illinois

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Kansas

Lakaput Bulk Storage Ptd. Ltd	Australia

Larson Cooperative TVCS	Wisconsin

Latty Grain Ltd	Ohio

Lewis-Clark Terminal, Inc.	Idaho

Market Street Terminal, LLC	Illinois

Marshall Insurance Agency, Inc.	Minnesota

Midwest Ag Supplements, LLC	Minnesota

M Tarhaz Raktarozasi es Szolgaltato Korlatolt Felelossegu Tarsasag	Hungary

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

Norick Risk Funding Concepts, LLC	Minnesota

Northern Riverina Grains Pty. Ltd	Australia

Northwest Iowa Agronomy, LLC	Iowa

Osage Pipe Line Company, LLC	Delaware

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

PGG/HSC Feed Company, LLC	Oregon

PLC Insurance Agency, Inc.	Minnesota

Prairie Lakes Grain Storage LP	Minnesota

Producer Ag, LLC	Kansas

Pro-Tect Insurance Agency, LLC	Minnesota

Red Rock Cooperative Association	South Dakota

Rockville Propane Terminal LLC	Minnesota

Russell Consulting Group, LLC	Nebraska

CHS Agritrade Romania SRL, a subsidiary of CHS Europe S.a.r.l	Romania

RV Broadbent & Sons Pty Ltd	Australia

S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

S.C. Nutron S.R.L.	Romania

Serseris Ltd	India

Serseris Holdings Ltd	Cyprus

Shipman Bio Investment, LLC	Illinois

Sinav Limited	England

Sitio 0 de Quequen S.A.	Argentina

Solbar Europe BV	The Netherlands

CHS de Paraguay SRL, a subsidiary of CHS Singapore Trading Company PTE. LTD.	Paraguay

Southwest Crop Nutrients, LLC	Kansas

S.P.E. CHS Plant Extracts Ltd.	Israel

St. Hilaire Ag Insurance, Inc.	Minnesota

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
St. Paul Maritime Corporation	Minnesota

Superior East LLC	Nebraska

Superior East II LLC	Nebraska

TEMCO, LLC	Delaware

Terminal Corredor Norte SA	Brazil

United Country Brands LLC	Delaware

Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware

Ventura Foods, LLC	Delaware

Wagner Gas & Electric, Inc.	Wisconsin

Watertown Crop Nutrients LLC	South Dakota

West Central Distribution, LLC	Minnesota

Western Feed, LLC	Minnesota

Western Kansas Liquid Fertilizer Terminal	Kansas

Whitesville Crop Nutrients LLC	Indiana

Zeeland Lumber Holdings, LLC	Michigan